UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 20, 2024

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.

Form 8-K

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 20, 2024, LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  A total of 39,612,737 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, October 3, 2024, and a total of 27,710,149 shares of Class A common stock were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals, as described in greater detail in our Definitive Proxy Statement and the Proxy Supplement filed with the Securities and Exchange Commission on October 7, 2024 and November 15, 2024, respectively (collectively, the “Proxy Statement”), were voted on at the Meeting:

Proposal 1 – To elect Class II directors to the Company’s Board of Directors.  Our stockholders duly reelected Mr. Scott Faris and elected Mr. Eric Creviston by at least a plurality of the votes cast, to serve as Class II directors until his or her respective successor is elected and qualified or until his or her earlier resignation or removal.  The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
M. Scott Faris	19,567,685	1,332,471	6,809,993
S. Eric Creviston	19,988,121	912,035	6,809,993

Proposal 2 – To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K. Our stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
19,221,324	1,545,049	133,783	6,809,993

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LIGHTPATH TECHNOLOGIES, INC.

Dated: November 22, 2024	By:	/s/ Albert Miranda
Albert Miranda, Chief Financial Officer

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